Exhibit 10.1

AMENDMENT NO.1 TO AMENDED AND RESTATED TERMINAL AGREEMENT BETWEEN MIAMI-DADE COUNTY AND SEABOARD MARINE, LTD. FOR MARINE TERMINAL OPERATIONS

THIS AMENDMENT NO. 1 is entered this 30th day of March, 2009, by and between Miami-Dade County, Florida, a political subdivision of the State of Florida (“County”) Seaboard Marine Ltd., a Liberian Corporation, authorized to do business in the State of Florida (“Seaboard”), by and through their authorized representatives in accordance with the terms, conditions and covenants contained herein below.  The County and Seaboard are jointly referred to as the “Parties.”

WHEREAS, the County owns certain lands located in Miami-Dade County, Florida, on which the Dante B. Fascell Port of Miami-Dade (hereinafter the “Port”) is located;

WHEREAS, on May 20, 2008, by Resolution No. R-599-08, the County’s Board of County Commissioners approved the Amended and Restated Terminal Agreement between Miami-Dade County and Seaboard Marine Ltd. (the “Seaboard Agreement”) amending, restating and extending the “Terminal Agreement between Miami-Dade County and Seaboard Marine Ltd. for Marine Terminal Operations” dated October 1, 1998;

WHEREAS, the Seaboard Agreement provides for, among other things, minimum cargo throughput guarantees by Seaboard and commitments by the County to complete certain infrastructure improvements by certain dates which the Parties seek to modify; and

WHEREAS, Seaboard and the Port of Miami Terminal Operating Company, L.C., (“POMTOC”) have entered into a Terminal Services Agreement (“TSA”) subject to, and conditioned upon, approval by the Miami-Dade County Board of County Commissioners providing for, among other things, Seaboard’s utilization of up to 18 acres of terminal space at the Port currently under lease to POMTOC pursuant to the September 15, 1994 Terminal Operating Agreement between POMTOC and the County (“POMTOC Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants, and agreements herein contained, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            The Seaboard Agreement shall be amended as follows:

A.            The Recitals Section of the Seaboard Agreement shall be amended to include the Recitals set forth above in this Amendment No. 1.

B.            Section 2 of the Seaboard Agreement providing for definitions shall be amended to add the following definition:

“TSA” means the Terminal Services Agreement between Seaboard and the Port of Miami Terminal Operating Company, L.C. attached as Exhibit 1 to this Amendment No. 1.

C.            Subsection 4(K) of the Seaboard Agreement is amended to add the following sentences:

“The County shall have no obligation to undertake commercially reasonable efforts to make up to ten (10) acres of land available to Seaboard during the time the County is making improvements as set forth in Exhibit 7 and Exhibit C of this Agreement while the

TSA is in effect and Seaboard utilizes ten (10) or more acres pursuant to the TSA.  Any land in excess of ten (10) acres utilized by Seaboard pursuant to the TSA shall be included as Throughput Acres and shall be subject to the Minimum Guaranteed TEU Throughput as set forth in the Agreement.  Any land utilized by Seaboard Pursuant to the TSA shall not be included in determining any entitlement Seaboard may have to a discount from the Tier 1 TEU Rate set forth in Exhibit A to the Agreement.”

D.           Subsection 4(Q) of the Seaboard Agreement shall be amended to delete the date “November 1, 2010” in the second sentence and replace it with the date “June 1, 2011.”

E.            Section 7 of the Seaboard Agreement shall be amended to add the following subsection:

“G)          Seaboard shall pay  the costs to erect and relocate  fencing as required to implement the TSA, the relocation of the existing Port access road (“Chute Road”) to the location  contemplated in the TSA, the relocation of the existing access and security check point presently provided at Chute Road, and any other improvements Seaboard and POMTOC deem necessary to implement the TSA, and shall contribute up to fifty thousand dollars ($50,000) towards the installation of fiber optics to the security check point and connection to existing Seaport network should County, after  notice to Seaboard, elect to proceed with said connection. ,.  Seaboard shall not be obligated to relocate Chute Road or relocate the security check point at the conclusion of the TSA or any of the costs associated therewith.”

F.            Exhibit C to the Seaboard Agreement shall be amended as follows:

“(1)          The completion date for Phase I improvements - container yard paving and drainage will be extended from December 31, 2009 to June 30, 2010;

(2)           The completion date for Phase II improvements - container yard paving and drainage and RTG runways will be extended from September 30, 2010 to March 31, 2011;

(3)           Phase III improvements - container yard paving and drainage and RTG runways will be extended from September 30, 2011 to March 31, 2012;

(4)           Phase IV improvements - container yard paving and drainage and RTG runways from September 30, 2012 to March 31, 2013; and

(5)           Phase V improvements - container yard paving and drainage and RTG runways from September 30, 2014 to March 31, 2015.

The Parties agree that any delays in implementation of the improvements in the Phases above occurring before January 31, 2009 are not attributable to either Party, and shall not be the basis for any extension of any deadline above.”

2.            All terms and conditions of the Seaboard Agreement not modified by this Amendment No. 1 shall remain in full force and effect.

3.            This Amendment No.1 shall be governed by Florida Law.

IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed in their respective corporate names by their appropriate officers, and have their respective corporate seals affixed thereto, all as of the day and year first written above.

SEABOARD MARINE LTD			MIAMI-DADE COUNTY

By	/s/ Bruce A. Brecheisen	By	/s/ Ysela Llort
	Name: Bruce A. Brecheisen		Name:
	Title: Executive Vice President		Title:
	Date: Jan. 30, 2009		Date:

ATTEST:			Approved as to legal form and sufficiency:

By	/s/ Sharon H. Nelson		/s/ Richard Seavey
Name: Sharon H. Nelson
Title: Paralegal
Date: Jan 30, 2009

ATTEST:
Clerk of the Board

/s/ Elizabeth Adorno
Deputy/Clerk